Exhibit 1.1

Execution Version

BROOKFIELD RENEWABLE CORPORATION

EQUITY DISTRIBUTION AGREEMENT

January 12, 2026

BMO Nesbitt Burns Inc.

First Canadian Place

100 King Street West, 5th Floor

Toronto, ON M5X 1H3

BMO Capital Markets Corp.

151 West 42nd Street, 9th Floor

New York, NY 10036

TD Securities Inc.

66 Wellington Street West, 9th Floor

Toronto, ON M5K 1A2

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, NY 10017

Ladies and Gentlemen:

Brookfield Renewable Corporation, a corporation organized under the laws of British Columbia, Canada (the “Company”), confirms its agreement (this “Agreement”) with BMO Nesbitt Burns Inc. and TD Securities Inc. (together, the “Canadian Agents”), and BMO Capital Markets Corp. and TD Securities (USA) LLC (together, the “U.S. Agents”, and together with the Canadian Agents, the “Agents”) with respect to the issuance and sale from time to time by the Company of class A exchangeable subordinate voting shares in the capital of the Company, exchangeable at the option of the holder for one non-voting limited partnership unit (each, a “Unit” and collectively, the “Units”) of Brookfield Renewable Partners L.P., a limited partnership existing under the laws of Bermuda and the indirect parent of the Company (the “Partnership”) (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of the Company) (the “Exchangeable Shares” and the Exchangeable Shares to be issued and sold by the Company pursuant to the terms hereof, the “Shares”), having an aggregate offering price of up to $400,000,000 (the “Maximum Amount”) through or to the Agents, as sales agents, on the terms and subject to the conditions set forth in this Agreement.

All dollar amounts referred to herein are expressed in United States dollars and “$” shall mean United States dollars, except where otherwise indicated. When determining the aggregate value of the Shares sold, the Company will use the exchange rate posted by the Bank of Canada on the date the applicable Shares were sold to determine the United States dollar equivalent of any Shares sold in consideration for Canadian dollars.

1. Representations and Warranties. The Company and the Partnership, jointly and severally, represent and warrant to, and agree with, the Agents as follows:

(a) Shelf Procedure Eligibility. Each of the Company and the Partnership meet the eligibility requirements to use the rules and procedures established under National Instrument 44-101 Short Form Prospectus Distributions and Companion Policy 44-101CP and National Instrument 44-102 Shelf Distributions (“NI 44-102”) and Companion Policy 44-102CP (the “Shelf Procedures”) and to file a short form prospectus with the securities regulatory authorities (the “Canadian Qualifying Authorities”) in each of the provinces and territories of Canada (the “Canadian Qualifying Jurisdictions”); each of the Company and the Partnership have prepared and filed a short form base shelf prospectus (in the English and French languages) (the “Canadian Base Prospectus”) with the Canadian Qualifying Authorities utilizing the passport system procedures provided for under Multilateral Instrument 11-102 Passport System and National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions and have obtained a receipt from the Securities Commission (as defined herein) in each Canadian Qualifying Jurisdiction (a “Receipt”) evidencing the receipt on behalf of the Canadian Qualifying Authorities for the Canadian Base Prospectus; no order suspending the distribution of the Shares has been issued by any Canadian Qualifying Authority and no proceeding for that purpose has, to each of the Company’s and the Partnership’s knowledge, been initiated or threatened by any Canadian Qualifying Authority. With respect to the Shares, “Canadian Prospectus” means the English and French language versions (unless the context indicates otherwise) of the Canadian Base Prospectus, including all documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws (as defined herein), including but not limited to, Designated News Releases (as defined herein), as supplemented by the English and French language versions (unless the context indicates otherwise) of the prospectus supplement relating to the offering of the Shares (the “Canadian Prospectus Supplement”) to be filed by each of the Company and the Partnership with the Canadian Qualifying Authorities in accordance with Canadian Securities Laws; “Designated News Release” means a news release disseminated by each of the Company and the Partnership in respect of previously undisclosed information that, in each of the Company’s and the Partnership’s determination, constitutes a material fact (as such term is defined in Canadian Securities Laws) and identified by the Company and the Partnership as a “designated news release” in writing on the face page of the version of such news release that is filed by each of the Company and the Partnership on SEDAR+ (as defined herein). The Canadian Prospectus Supplement shall provide that any and all Designated News Releases shall be deemed to be incorporated by reference in the Canadian Base Prospectus only for the purposes of the distribution of the Shares.

(b) Compliance with Canadian Securities Laws. Each of the Company and the Partnership is a reporting issuer in each of the Canadian Qualifying Jurisdictions, is not in default under the Canadian Securities Laws, and is in compliance, in all material respects, with its timely disclosure obligations under Canadian Securities Laws and the requirements of the Exchanges (as defined herein). No order, ruling or determination having the effect of suspending the sale or ceasing the trading of any securities of the Company or the Partnership has been issued or made by any Securities Commission, any other securities commission, stock exchange or other regulatory authority and no proceedings for that purpose have been instituted or are pending or, to either the Company’s or the Partnership’s knowledge, are contemplated by any such authority. Any request on the part of the Securities Commissions, such other securities commission, or stock exchange or other regulatory authority for additional information in connection with the transactions contemplated by this Agreement has been complied with in all material respects. Each copy of the Canadian Base Prospectus and Canadian Prospectus Supplement provided to the Agents by the Company and the Partnership was, or will be, identical to the version thereof filed electronically by the Company and the Partnership with the Canadian Qualifying Authorities on SEDAR+.

(c) Incorporated Documents. The documents incorporated by reference in the Canadian Prospectus when they were filed with the Canadian Qualifying Authorities conformed in all material respects, to the requirements of the securities acts or similar statutes of the Canadian Qualifying Jurisdictions and all applicable rules and regulations under such laws, and together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the Canadian Qualifying Authorities in each of the Canadian Qualifying Jurisdictions (collectively, the “Canadian Securities Laws”); the documents included or incorporated by reference in the Registration Statement and the U.S. Prospectus (each as defined herein) issued at or prior to the time of the applicable Agent’s initial entry into contracts with investors for the sale of such Shares (“Time of Sale”), taken together (collectively, the “Disclosure Package”), as of the date hereof, at the Effective Date (as defined herein), at each Time of Sale, at each Representation Date (as defined herein), at each Settlement Date (as defined herein) and at each Amendment Date (as defined herein), conformed or will conform in all material respects to any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission” and, together with the Canadian Qualifying Authorities, the “Securities Commissions”) promulgated thereunder (the “Exchange Act”); and any further documents so filed and incorporated by reference in the Canadian Prospectus, the Registration Statement, the Disclosure Package and the U.S. Prospectus or any amendment or supplement thereto, when such documents are filed with the Canadian Qualifying Authorities or the Commission, will conform in all material respects to the requirements of Canadian Securities Laws or the Exchange Act, as applicable. Such documents included or incorporated by reference in the Registration Statement prior to each Time of Sale, when filed with the Commission, did not, and any such documents filed after each Time of Sale, when filed with the Commission, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Independent Auditor of the Company and the Partnership. Ernst & Young LLP, who has audited the annual financial statements of the Company and the Partnership that are included or incorporated by reference in the Registration Statement, the Prospectuses (as defined herein) and the Disclosure Package, are independent in the context of the CPA Code of Professional Conduct of the Chartered Professional Accountants of Ontario and are an independent registered public accounting firm, as required by the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Act”). Within the three years preceding the date hereof, there has not been any reportable event within the meaning of National Instrument 51-102 — Continuous Disclosure Obligations with Ernst & Young LLP.

(e) Independent Auditor of Neoen SA. Deloitte & Associés, which has audited the financial statements of Neoen SA and its subsidiaries (“Neon SA”) that, along with a report in respect of such audited financial statements, are incorporated by reference in the Registration

Statement, the Prospectuses and the Disclosure Package, was, during the periods covered by such report, an independent auditor with respect to the entities purported to be covered thereby within the applicable rules and regulations adopted by the Securities Commissions and the Commission and as required by the Act.

(f) Independent Auditor of Geronimo. RSM US LLP, which has audited the financial statements of NGV NGR Acquisition Co, LLC (“Geronimo”) that, along with a report in respect of such audited financial statements, are incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package, was, during the periods covered by such report, an independent auditor with respect to the entities purported to be covered thereby within the applicable rules and regulations adopted by the Securities Commissions and the Commission and as required by the Act.

(g) Financial Statements of the Company and the Partnership. The financial statements of the Company and the Partnership (for purposes of this Section 1(g), other than the pro forma financial statements of the Company and the Partnership referenced in Section 1(h)) included or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package, together with the related schedules, if any, and notes, comply as to form in all material respects with the applicable accounting requirements of the Applicable Securities Laws (as defined herein) and present fairly, in all material respects, the assets and liabilities, financial position, results of operations and cash flows of such entities at the dates and for the periods indicated and the related statements of operations, other comprehensive income, accumulated other comprehensive income, partnership capital and cash flows for the periods specified. The financial statements of the Company and the Partnership have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, and in accordance with IFRS the information required to be stated therein. The selected consolidated financial data, the summary consolidated financial data and all operating data of the Company and the Partnership included or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package, as applicable, or otherwise deemed to be a part thereof or included therein, present fairly, in all material respects, the information shown therein and the selected consolidated financial data and the summary consolidated financial data have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package. There have been no changes in the assets or liabilities of either the Company or the Partnership from the position thereof as set forth in the consolidated financial statements included or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package, or otherwise deemed to be a part thereof or included therein, except changes arising from transactions in the ordinary course of business which, in the aggregate, have not been material to the Company or the Partnership and except for changes that are disclosed in the Prospectus Supplements (as defined herein) and the Disclosure Package.

(h) Pro Forma Financial Statements. The pro forma financial statements of the Company and the Partnership incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act.

(i) No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectuses, since the date of the most recent audited financial statements of the Company and the Partnership included or incorporated by reference therein, (A) there has been no change and there is no prospective change that would have a material adverse effect on the condition (financial or otherwise), results of operations or business of the Partnership and each of its controlled subsidiaries (the “Partnership Entities”), taken together as a single enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities, taken together, as a single enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Partnership on any class or series of their respective securities (other than as publicly disclosed and other than securities of the Company held by the Partnership or Brookfield Renewable Energy L.P. (“BRELP”) or any of their subsidiaries).

(j) Good Standing of the Partnership Entities. Each of the Partnership Entities is an entity validly existing as an entity in good standing under the laws of the jurisdiction of its creation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectuses, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or register would not result in a Material Adverse Effect. All of the issued and outstanding units in the capital of or other equity interests in each Partnership Entity have been duly authorized and validly issued and are fully paid and non-assessable, except where the failure to do so would not have a Material Adverse Effect.

(k) Capitalization; Distributions. The authorized capital of the Company consists of an unlimited number of Exchangeable Shares and an unlimited number of class B multiple voting shares, of which as at January 8, 2026, 144,885,110 Exchangeable Shares and 43,661 class B multiple voting shares were issued and outstanding as fully-paid and non-assessable shares of the Company. The authorized capital of the Partnership consists of an unlimited number of Units, an unlimited number of general partner units, 7,000,000 cumulative Class A preferred limited partnership units, Series 5 (the “Series 5 Preferred Units”), 7,000,000 cumulative Class A preferred limited partnership units, Series 7 (the “Series 7 Preferred Units”), 7,000,000 cumulative Class A preferred limited partnership units, Series 8 (the “Series 8 Preferred Units”), 8,000,000 cumulative Class A Preferred Limited Partnership Units, Series 9 (the “Series 9 Preferred Units”), 8,000,000 Class A Preferred Limited Partnership Units, Series 10 (the “Series 10 Preferred Units”), 10,000,000 cumulative Class A preferred limited partnership units, Series 11 (the “Series 11 Preferred Units”), 10,000,000 cumulative Class A preferred limited partnership units, Series 12 (the “Series 12 Preferred Units”), 10,000,000 cumulative Class A preferred limited partnership units, Series 13 (the “Series 13 Preferred Units”), 10,000,000 cumulative Class A preferred limited partnership units, Series 14 (the “Series 14 Preferred Units”), 7,000,000 cumulative Class A preferred limited partnership units, Series 15 (the “Series 15 Preferred Units”), 7,000,000 cumulative Class A preferred limited partnership units, Series 16 (the “Series 16 Preferred Units”), an unlimited number of Class A Preferred Limited Partnership Units, Series 17 (the “Series 17 Preferred Units”) and 6,000,000 cumulative Class A preferred limited partnership units, Series 18 (the “Series 18 Preferred Units”), of which as at January 8, 2026, 305,987,962 limited partnership units, one general partner unit, no Series 5 Preferred Units, 7,000,000 Series 7 Preferred Units, no Series 8 Preferred Units, no Series 9 Preferred Units, no Series 10 Preferred Units, no Series 11 Preferred Units, no Series 12 Preferred Units, 10,000,000 Series 13 Preferred Units, no Series 14 Preferred Units, no Series 15 Preferred Units, no Series 16 Preferred Units, 8,000,000 Series 17 Preferred Units and 6,000,000 Series 18 Preferred Units are issued and outstanding as fully-paid and non-assessable units of the Partnership. There were 194,487,939 redemption-exchange limited partnership units of BRELP outstanding as of September 30, 2025. All of the issued and outstanding shares in the capital of the Company and limited partnership units, general partner units, Series 7 Preferred Units, Series 13 Preferred Units, Series 17 Preferred Units and Series 18 Preferred Units in the capital of the Partnership have been duly authorized and validly issued and are fully-paid and non-assessable and have been issued in compliance with all applicable U.S. and Canadian laws (except where the failure to do so would not have a Material Adverse Effect), and none of the outstanding shares in the capital of the Company, limited partnership units, general partner units, Series 7 Preferred Units, Series 13 Preferred Units, Series 17 Preferred Units or Series 18 Preferred Units in the capital of the Partnership were issued in violation of the pre-emptive or other similar rights of any securityholder of the Company or the Partnership, as applicable. All dividends, including the dividends on shares and all other securities of the Company ranking prior to or on a parity with the Exchangeable Shares with respect to the payment of dividends in respect of periods ending on or prior to the date hereof have been declared and paid or set apart for payment. All distributions, including the distributions on all other securities of the Partnership ranking prior to or on a parity with the Units with respect to the payment of distributions in respect of periods ending on or prior to the date hereof, that have been declared have been either paid or set apart for payment.

(l) Authorization. Each of the Company and the Partnership, acting by its general partner, Brookfield Renewable Partners Limited (the “General Partner”), has the power and authority to execute, deliver and perform its obligations under this Agreement; and this Agreement has been duly authorized, executed and delivered by each of the Company and the Partnership.

(m) Authorization and Description of Securities. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and non-assessable; the issuance of any Units pursuant to the exchange, redemption or acquisition of any of the Shares in accordance with their terms will be duly and validly issued by the Partnership and delivered by the Company or the Partnership, as applicable, as fully paid and non-assessable; the Shares and Units conform to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares or Units will be subject to personal liability solely by reason of being such a holder; and the issuance of the Shares or Units is not subject to the pre-emptive or other similar rights of any securityholder of the Company or the Partnership.

(n) Absence of Defaults and Conflicts. None of the Partnership Entities is in violation of its limited partnership agreement, articles, charter or by laws, as applicable, or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which any of the Partnership Entities is a party or by which it or any of them may be bound, or to which any of the Partnership Entities or the property or assets of any of the Partnership Entities is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectuses (including the sale and delivery of the Shares, and the authorization, issuance, sale and delivery of any Units upon the exchange, redemption or acquisition of any Shares, and the use of the proceeds from the sale of the Shares as described in the Disclosure Package and the Prospectuses under the caption “Use of Proceeds”) and compliance by each of the Company and the Partnership with its obligations hereunder has been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of or conflict with the provisions of the limited partnership agreement, charter or by laws of any of the Partnership Entities, the resolutions of the general partner, unitholders, shareholders, directors or any committee of directors of any of the Partnership Entities or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, court, domestic or foreign, or stock exchange having jurisdiction over any of the Partnership Entities or any of their assets, properties or operations (except for such violations or conflicts that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities.

(o) Absence of Labor Dispute. No labor dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Company or the Partnership, is imminent, and neither the Company nor the Partnership is aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(p) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Partnership, threatened, against or affecting any of the Partnership Entities, which is required to be disclosed in the Disclosure Package and the Prospectuses, or which is reasonably likely to result in a Material Adverse Effect, or which is reasonably likely to materially and adversely affect the properties or assets of the Partnership Entities, taken together as a single enterprise, or the consummation of the transactions contemplated by this Agreement or the performance by the Company or the Partnership of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which any of the Partnership Entities is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package and the Prospectuses, including ordinary routine litigation incidental to the business of any of the Partnership Entities, are not reasonably likely to result in a Material Adverse Effect.

(q) Absence of Contracts, etc. There are no contracts or documents which are required to be described in the Disclosure Package and the Prospectuses which have not been so described.

(r) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Partnership of their obligations hereunder in connection with the transactions contemplated by this Agreement (including the offer, issuance or sale of the Shares hereunder and the issuance and delivery of any Units upon the exchange, redemption or acquisition of any Shares), except such as have been or, prior to the date hereof, will be, obtained, or as may be required, under (i) Canadian Securities Laws, (ii) the Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (“Sarbanes-Oxley”), the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (the “NYSE” and the rules, the “NYSE Rules”) (collectively, the “U.S. Securities Laws” and, together with the Canadian Securities Laws, the “Applicable Securities Laws”), and (iii) the regulations of the Exchanges, application to the Exchanges (including the listing of the Shares and the Units issuable upon the exchange, redemption or acquisition of such Shares in accordance with their terms), the Company and the Partnership fulfilling the requirements of the Exchanges in connection therewith, and any extraterritorial registrations, and except where the failure to make a filing with, or obtain an authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, would not have a Material Adverse Effect.

(s) Possession of Licenses and Permits. Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Partnership Entities is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect, and, except as described in the Disclosure Package and the Prospectuses, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, and there are no facts or circumstances, including, without limitation, facts or circumstances relating to the revocation, suspension, modification, withdrawal or termination of any Governmental Licenses held by others, known to the Company or the Partnership, that could lead to the revocation, suspension, modification, withdrawal or termination of any such Governmental Licenses, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of each of the Company and the Partnership, and except as described in the Disclosure Package and the Prospectuses, no party granting any such Governmental Licenses is considering limiting, suspending, modifying, withdrawing, or revoking the same which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(t) Title to Property. Except as described in the Disclosure Package and the Prospectuses and except as would not, singly or in the aggregate, result in a Material Adverse Effect, each of the Partnership Entities has good and marketable title to all of its material assets, including all material licenses, free and clear of all mortgages, hypothecs, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever (other than mortgages, liens, charges, pledges, security interests and/or other encumbrances granted to its or its subsidiaries’ lenders or that have been provided in the ordinary course of business or that are customary given the nature of the assets and the business of each of the Partnership Entities) which are material to the Partnership Entities, taken together as a single enterprise.

(u) Environmental Laws. Except as described in the Disclosure Package and the Prospectuses and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Partnership Entities has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (C) there are no pending or, to the knowledge of the Company or the Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws.

(v) No Stabilization or Manipulation. Neither the Company nor the Partnership nor, to either of their knowledge, any of the officers, directors or affiliates of the Company or the

General Partner, has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares.

(w) Other Reports and Information. There are no reports or information that, in accordance with the requirements of the Securities Commissions, must be made publicly available in connection with the transactions contemplated by this Agreement that have not been or will not be made publicly available as required; no material change reports or other documents have been filed on a confidential basis with the Securities Commissions that remain confidential as of the date hereof; there are no documents required to be filed with the Securities Commissions in connection with the transactions contemplated by this Agreement that have not been, or will not be, filed as required; there are no contracts, documents or other materials required to be described or referred to in the Disclosure Package or Prospectuses that are not described, referred to or filed as required.

(x) Insurance. Each of the Partnership Entities carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as management believes is appropriate for an entity engaged in the business of such Partnership Entity, and all such insurance is in full force and effect, except, in each case, where the failure to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Partnership Entities have no reason to believe that they will not be able to (A) renew existing insurance coverage as and when such policies expire; or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not have a Material Adverse Effect. To the knowledge of the Company and the Partnership, none of the Partnership Entities has been denied any insurance coverage, which it has sought or for which it has applied.

(y) Accounting Controls. Each of the Company and the Partnership maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) (“internal controls”) that complies with the applicable requirements of the Exchange Act (including, where applicable, by exemptive relief) and that has been designed by, or under the supervision of, the Company’s or the Partnership’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, and which, on a consolidated basis, are sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls are, and upon consummation of the transactions contemplated by this Agreement will be, overseen by the respective Audit Committee (the “Audit Committees”) of each of the General Partner and of the Company in accordance with the NYSE Rules. As of the date of the most recent balance sheets of the Company and the Partnership and their consolidated subsidiaries reviewed or audited by Ernst & Young LLP, there were no material weaknesses in either the Company’s or the Partnership’s internal controls. Neither the Company nor the Partnership has publicly disclosed or reported to the Audit Committees or the General Partner, and, within the next 135 days, neither the Company nor the Partnership reasonably expects to publicly disclose or report to the Audit Committees or the General Partner a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls, any violation of, or failure to comply with, the Applicable Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(z) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of either the Company or the Partnership or, to the knowledge of either the Company or the Partnership, any of the Company’s or the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of Sarbanes-Oxley, including Section 402 related to loans and Sections 302 and 906 related to certifications, insofar as the Company and the Partnership are required to comply with the aforementioned act, and the rules and regulations thereunder.

(aa) Taxes. All United States federal and Canadian federal income tax returns and tax returns of foreign jurisdictions of the Partnership Entities required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided or except where the failure to file or pay would not reasonably be expected to result in a Material Adverse Effect. Each of the Partnership Entities has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, provincial, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of the Partnership Entities, except where the failure to file or pay would not reasonably be expected to result in a Material Adverse Effect, or except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in such Partnership Entity’s books. The charges, accruals and reserves on the books of each of the Partnership Entities in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income and corporation tax liability for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(bb) U.S. Federal Income Tax Disclosure. The statements set forth in the Disclosure Package, the U.S. Base Prospectus and the U.S. Prospectus Supplement under the caption “Certain United States Federal Income Tax Considerations”, insofar as such statements purport to constitute summaries of matters of United States federal income tax law or legal conclusions with respect thereto, fairly and accurately summarize the matters described therein in all material respects, subject to the assumptions, qualifications, limitations and understandings stated or referred to therein.

(cc) Canadian Federal Income Tax Disclosure. The statements set forth in the Disclosure Package, the Canadian Base Prospectus and the Canadian Prospectus Supplement under the captions “Certain Canadian Federal Income Tax Considerations” and “Eligibility for Investment”, insofar as they purport to describe the material Canadian federal income tax consequences to holders of the ownership and disposition of the Shares or legal conclusions with respect thereto, and subject to the limitations, qualifications, understandings and assumptions set forth therein, are a fair and accurate summary of the matters set forth therein.

(dd) Sanctions. None of the Company, the Partnership or their controlled affiliates, nor, to the knowledge of the Company, the Partnership and their controlled affiliates, any director, officer, employee, agent, or affiliate or other person acting on behalf of the Company, the Partnership and their controlled affiliates, (i) is currently the subject or target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State (including, without limitation, through designation on OFAC’s Specially Designated Nationals and Blocked Persons list), Global Affairs Canada, Public Safety Canada, the United Nations Security Council, the European Union or any of its member states, the United Kingdom (including, without limitation, His Majesty’s Treasury) or other applicable sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject or target of comprehensive Sanctions (each, a “Sanctioned Country”). None of the Company, the Partnership or their controlled affiliates will directly or indirectly use the proceeds of the transactions contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, controlled affiliate, joint venture partner or other person or entity for the purpose of (x) funding or facilitating any activities or business of or with any person that, at the time of such funding or facilitation, is the subject or target of applicable Sanctions, (y) funding or facilitating any activities of or business in any Sanctioned Country or (z) engaging in any other activity that will result in a violation of applicable Sanctions by any person participating in the Offering, whether as underwriter, advisor, investor or otherwise. Since April 24, 2019, each of the Company, the Partnership and their controlled affiliates have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of applicable Sanctions or with any Sanctioned Country. The representations and warranties given under the foregoing two sentences of this Section 1(dd) shall not apply to any party in so far as such representation or warranty would result in a violation or conflict with the Foreign Extraterritorial Measures (United States) Order, 1992.

(ee) Investment Company Act. Neither the Company nor the Partnership is, and, after giving effect to the offer and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectuses, neither will be, required to register as an “investment company” as defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(ff) Foreign Private Issuer and Commission Foreign Issuer. Each of the Company and the Partnership is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(gg) Compliance with Laws. Each of the Partnership Entities has been and is in compliance with, and conducts its businesses in conformity with, all applicable U.S., Canadian and foreign federal, provincial, state and local laws, rules and regulations, standards, and all applicable rules, policies, ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body or the Exchanges, except where the failure to be in compliance or conformity would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Partnership Entities has received any written notice citing action or inaction by any of the Partnership Entities, or others who perform services on behalf of the Partnership Entities, that would constitute non-compliance with any applicable U.S., Canadian or foreign federal, provincial, state or local laws, rules, regulations policies or standards to the extent such non-

compliance reasonably could be expected to have a Material Adverse Effect; and, to the knowledge of both the Company and the Partnership, other than as set forth in the Disclosure Package and the Prospectuses, no prospective change in any applicable U.S., Canadian and foreign federal, provincial, state, or local laws, rules, regulations or standards has been adopted which, when made effective, would have a Material Adverse Effect.

(hh) Transfer Agent. Computershare Trust Company of Canada at its principal offices located at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 has been duly appointed as registrar and transfer agent for the Exchangeable Shares and Units in the United States and in Canada.

(ii) Director or Officer Loans. Except as disclosed in documents included in or incorporated by reference in the Disclosure Package and the Prospectuses, there are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by any of the Partnership Entities, to or for the benefit of any of the officers or directors of any of the Partnership or the Company or any of their respective family members.

(jj) Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between and/or among the Partnership Entities, any of their affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could materially affect the Company’s or the Partnership’s liquidity or the availability of, or requirements for, its capital resources required to be described in the Disclosure Package and the Prospectuses which have not been described as required.

(kk) Exchange Listings. Each of the Company and the Partnership is in compliance with all applicable corporate governance requirements set forth in the NYSE Listed Company Manual and all applicable corporate governance and other requirements contained in the listing agreement to which the Company, the Partnership and the NYSE are parties, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. Each of the Company and the Partnership is in compliance with all applicable requirements of the Toronto Stock Exchange (the “TSX” and, together with NYSE, the “Exchanges”), except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. All necessary consents, approvals, authorizations have been obtained by the Company and the Partnership from the Exchanges to ensure that, subject to fulfilling the standard listing conditions of the Exchanges, the Shares (and any securities issuable upon the conversion or exchange thereof, including the Units) will be posted for trading on the Exchanges upon their issuance.

(ll) Filing and Effectiveness of Registration Statement; Certain Defined Terms. Each of the Company, the Partnership and the offering of the Shares meet the general eligibility requirements for use of Form F-3 under the Act; each of the Company and the Partnership have filed a Registration Statement on Form F-3 (with respect to the Company, File No. 333-278523, and with respect to the Partnership, File No. 333-278523-01) in respect of the Shares and the Units issuable upon exchange thereof; such registration statement, and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Agents and, including exhibits to such registration statement and any documents incorporated by reference in the prospectus contained therein, for delivery by them to each of the other Agents, became effective under the Act; no other document with respect to such registration statement or documents incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the knowledge of the Company or the Partnership, no proceeding for that purpose has been initiated or threatened by the Commission; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective and including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness, each as amended at the time such part of the registration statement became effective and including any post-effective amendment thereto, are collectively referred to herein as the “Registration Statement”; the prospectus relating to the Shares, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date hereof, being hereinafter called the “U.S. Base Prospectus”; with respect to the Shares, “U.S. Prospectus” means the U.S. Base Prospectus as supplemented by the prospectus supplement relating to the offering of the Shares that is filed with the Commission pursuant to Rule 424(b) under the Act in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) (the “U.S. Prospectus Supplement”); any reference herein to the U.S. Base Prospectus, the U.S. Prospectus Supplement or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of such U.S. Base Prospectus, U.S. Prospectus Supplement or U.S. Prospectus, as the case may be; any reference to any amendment or supplement to the U.S. Base Prospectus, U.S. Prospectus Supplement or U.S. Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares, if any, filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed as of the date of such amendment or supplement under the Exchange Act, and incorporated by reference in such amendment or supplement; “Prospectuses” means, collectively, the Canadian Prospectus and the U.S. Prospectus: and “Prospectus Supplements” means, collectively, the Canadian Prospectus Supplement and the U.S. Prospectus Supplement.

(mm) Compliance with Act Requirements and Canadian Securities Laws. On the date and time that any part of the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective (the “Effective Date”), the Registration Statement conformed or will conform in all material respects with the applicable requirements of the Act; as of the date hereof, the date the U.S. Prospectus is first filed, at each Time of Sale, at each Representation Date and at each Settlement Date and at each Amendment Date, the U.S. Prospectus conformed and will conform in all material respects with the applicable requirements of the Act; on the date each was first filed, the Canadian Base Prospectus and the Canadian Prospectus Supplement and any amendment or supplement thereto, together with each document incorporated therein by reference, did, and as of the date hereof, at each Time of Sale, at each Representation Date, at each Settlement Date and at each Amendment Date, will, as applicable, comply in all material respects with Canadian Securities Laws and the rules and regulations of the Canadian Qualifying Authorities under Canadian Securities Laws, and did and will, as applicable, provide full, true and plain disclosure of all material facts relating to the Company and the Partnership taken as a whole, the Shares and the Units and did not and will not, as applicable, contain any misrepresentation; and the Registration Statement, as of the date hereof and as of the

Effective Date, did not, and at each Time of Sale, at each Representation Date, at each Settlement Date and at each Amendment Date, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentences do not apply to statements or omissions from any document made in reliance upon and in conformity with written information furnished to the Company and the Partnership by any Agent expressly for use therein, it being understood and agreed that the only such information is that described as “Agent Information” described in Section 5(c) below.

(nn) Disclosure Package. The Disclosure Package, as of its issue date, each Time of Sale, at each Representation Date, at each Settlement Date and at each Amendment Date, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(oo) Incorporated Documents. The documents incorporated by reference in the Disclosure Package and the U.S. Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the U.S. Securities Laws, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Disclosure Package and the U.S. Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the U.S. Securities Laws and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(pp) Registration Statement. The Registration Statement was filed not earlier than the date that is three years prior to the date hereof.

(qq) No Distribution of Other Offering Materials. None of the Company, the Partnership or any of their subsidiaries has distributed nor, prior to the completion of the distribution of the Shares, will distribute any offering material in connection with the offer and sale of the Shares, other than the Disclosure Package and the Prospectuses.

(rr) Fair Summaries. The statements set forth in the Disclosure Package and the Prospectuses under the captions “Description of Share Capital,” Description of Exchangeable Shares,” “Description of Partnership Structure,” and “Description of Limited Partnership Units” insofar as they purport to constitute a summary of the terms of the Exchangeable Shares and Units, are accurate, complete and fair summaries of the matters described therein.

(ss) Registration Rights. Except as disclosed in the Disclosure Package and the Prospectuses, there are no contracts, agreements or understandings between the Company and any person, or the Partnership and any person, granting such person the right to require the Company or the Partnership to file a registration statement under the Act with respect to any shares of the Company or any limited partnership units of the Partnership owned or to be owned by such person or to require the Company or the Partnership to include such shares or limited partnership units in the shares or limited partnership units registered pursuant to a registration statement or in any shares or limited partnership units being registered pursuant to any other registration statement filed by the Company or the Partnership, as applicable, under the Act.

(tt) No Unlawful Payments. None of the Company, the Partnership or their controlled affiliates nor their directors, officers or employees nor, to the knowledge of the Company or the Partnership, any agent of the Company, the Partnership or their controlled affiliates has (i) used any corporate funds of the Company, the Partnership, or their controlled affiliates for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or -controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada) or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, the Partnership and their controlled affiliates have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws.

(uu) Anti-Money Laundering Laws. The operations of the Company, the Partnership and their controlled affiliates are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended by the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the applicable money laundering statutes of all jurisdictions where the Company, the Partnership or any of their controlled affiliates conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Partnership or their controlled affiliates with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Partnership, threatened.

(vv) Representation of Officers. Any certificate signed by an officer of the Company or the General Partner on behalf of the Partnership and delivered to the Agents or counsel for the Agents as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company and the Partnership, as applicable, as to matters covered thereby, to each Agent.

(ww) Disclosure Controls and Procedures. Each of the Company and the Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-

15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company or the Partnership, as applicable, and their respective subsidiaries is made known to either the Company’s or the Partnership’s, as applicable, principal executive officer and principal financial officer, as applicable, by others within those entities; and such disclosure controls and procedures are effective.

(xx) Cybersecurity. Each of the Company, the Partnership and their respective subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the business of each of the Company, the Partnership and their respective subsidiaries as currently conducted, and to the Company’s, the Partnership’s and their respective subsidiaries’ knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Each of the Company, the Partnership and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been (i) no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, and (ii) no incidents under internal review or investigations relating to the same except as would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Company, the Partnership and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, the Partnership and their respective subsidiaries, and all internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(yy) Stamp Duty. No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable in Bermuda on or in connection with the issuance of the Units by the Partnership upon the exchange, redemption or acquisition of the Shares, or in connection with the execution and delivery of this Agreement.

(zz) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aaa) Statistical and Market-Related Data. The statistical and market-related data included in the Disclosure Package and the Prospectuses and the consolidated financial statements of the Company and the Partnership and their respective subsidiaries included in the Disclosure Package and the Prospectuses are based on or derived from sources that the Company and the Partnership believe to be reliable in all material respects.

(bbb) Brokerage Fee. Other than the Agents, there is no person acting or purporting to act at the request of either the Company or the Partnership, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein.

(ccc) Passive Foreign Investment Company. Neither the Company nor the Partnership was a “passive foreign investment company” (“PFIC”) as defined in Title 26 U.S. Code section 1297 for its most recently completed taxable year and neither the Company nor the Partnership expects to be a PFIC for the foreseeable future.

2. Sale and Delivery of the Shares.

(a) Agency Transactions. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, the Partnership and the Agents agree that the Company may issue and sell through or to the Agents, as sales agents for the Company, the Shares (an “Agency Transaction”) as follows:

(i) The Company may, from time to time, propose to the applicable Agent the terms of an Agency Transaction by means of a telephone call or other form of written electronic communication (in each case, confirmed promptly by electronic mail in a form to be agreed upon by the Company and the Agents (an “Agency Transaction Notice”)) from at least one of the individuals listed as an authorized representative of the Company on Schedule 1 hereto (each, an “Authorized Company Representative”), such Agency Transaction Notice to include, among other parameters permitted in accordance with this Agreement: the trading day(s) for the NYSE, the TSX or any other marketplace in Canada or the United States where the Shares may be traded (which may not be a day on which the NYSE, the TSX or other marketplace in Canada or the United States where the Shares may be traded, as applicable, is closed or scheduled to close prior to its regular weekday closing time) on which the Shares are to be sold (each, a “Trading Day”); the maximum number or value of Shares that the Company wishes to sell in the aggregate on each Trading Day; the minimum price at which the Company is willing to sell the Shares (the “Floor Price”); the aggregate number of the Shares proposed to be distributed pursuant to such Agency Transaction Notice; and the amount of the Agents Fees (as defined herein). The Agency Transaction Notice shall be effective upon delivery to the applicable Agent unless and until (A) the applicable Agent in its sole discretion declines to accept the terms contained therein and does not confirm promptly in accordance with Section 2(a)(ii), (B) the entire amount of the Shares under the Agency Transaction Notice has been sold, (C) the Company suspends or terminates the Agency Transaction Notice in accordance with the notice requirements set forth in Section 2(a)(vii) or Section 7, as applicable, (D) the Company issues a subsequent Agency Transaction Notice with parameters superseding those on the earlier Agency Transaction Notice or (E) this Agreement has been terminated under the provisions of this Agreement. Notwithstanding the foregoing, the Company may not deliver an Agency Transaction Notice to an Agent if the Company has delivered an Agency Transaction Notice which remains in effect to another Agent, unless the Company has terminated the prior Agency Transaction Notice in accordance with the notice requirements set forth in Section 2(a)(vii). The terms of an Agency Transaction shall be proposed to, and each Agency Transaction Notice shall be addressed to, the respective individuals from the applicable Agent set forth on Schedule 1 hereto, as such Schedule 1 may be amended from time to time by written notice (which may be provided by email) to each of the parties hereto (the “Authorized Agent Representatives”).

(ii) If such proposed terms for an Agency Transaction are acceptable to the applicable Agent, it shall promptly confirm the terms by countersigning the Agency Transaction Notice for such Agency Transaction and emailing it to the Authorized Company Representatives which delivered such Agency Transaction Notice.

(iii) Subject to the terms and conditions hereof, the applicable Agent shall, severally and not jointly, use its commercially reasonable efforts, consistent with its normal trading and sales practices and in accordance with applicable law and regulations, to sell all of the Shares designated in, and subject to the terms of, such Agency Transaction Notice. The applicable Agent shall not sell any Share at a price lower than the Floor Price. The Company acknowledges and agrees with the Agents that (x) there can be no assurance that an Agent will be successful in selling all or any of such Shares or as to the price at which any Shares are sold, if at all, (y) no Agent shall incur any liability or obligation to the Company or any other person or entity if they do not sell any Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts, consistent with its normal trading and sales practices and in accordance with applicable law and regulations, to sell such Shares in accordance with the terms of this Agreement and (z) no Agent shall be under any obligation to purchase any Shares on a principal basis pursuant to this Agreement except as otherwise specifically agreed by such Agent and the Company pursuant to an Agency Transaction Notice.

(iv) Each of the U.S. Agents, severally (and not jointly), covenants and agrees with the Company that (i) it shall not, directly or indirectly, advertise or solicit offers to purchase or sell Shares in Canada, and (ii) it shall not sell Shares on any “marketplace” (as defined under Canadian Securities Laws) in Canada. For the avoidance of doubt, none of the U.S. Agents is acting as an agent or underwriter of the Shares in the Canadian Qualifying Jurisdictions and no action on the part of any of the U.S. Agents in its capacity as an Agent of the offering of the Shares in the United States is intended to create any impression or support any conclusion that it is acting as an agent or underwriter of the Shares in the Canadian Qualifying Jurisdictions.

(v) Each of the Canadian Agents, severally and not jointly, hereby covenants and agrees that, if and when such Canadian Agent has received an Agency Transaction Notice that has not been suspended or terminated in accordance with the terms hereof, such Canadian Agent will prudently and actively monitor the market’s reaction to trades made on any marketplace pursuant to this Agreement in order to evaluate the likely market impact of future trades, and that, if such Canadian Agent has concerns as to whether a particular sale contemplated by an Agency Transaction Notice may have a significant effect on the market price of the Shares, the applicable Canadian Agent will, upon receipt of the applicable Agency Transaction Notice, recommend to the Company against effecting the trade at that time or on the terms proposed. Notwithstanding the foregoing, the Company acknowledges and agrees that neither the Canadian Agents nor the U.S. Agents can provide complete assurances that any sale will not have a significant effect on the market price of the Shares.

(vi) Each of the Agents, severally (and not jointly), covenants and agrees with the Company that no sale of Shares may be made hereunder if it would cause the Company or the Partnership to violate Ontario Securities Commission Rule 48-501 or Regulation M under the Exchange Act in connection with purchases of Shares or Units by the Company or the Partnership, as applicable, in its normal course issuer bid.

(vii) The Company may, acting through at least one Authorized Company Representative, or the applicable Agent may, upon notice to the other party hereto by telephone or electronic communication (confirmed promptly by electronic mail), suspend an offering of the Shares or terminate an Agency Transaction Notice; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice, including the parties’ obligations set forth under Section 2(a)(ix). Notwithstanding any other provision of this Agreement, during (i) any time period in which either the Company is in possession of “material non-public information” or has knowledge of a “material change” or “material fact” with respect to the Company, the Partnership, the Shares or the Units that has not been generally disclosed or the Company has imposed a trading blackout period pursuant to its internal policies and procedures, or (ii) any period in which the Company or the Partnership is making bids for and purchasing Exchangeable Shares or Units, as applicable, in accordance with Rule 10b-18 under the Exchange Act or normal course issuer bids under applicable Canadian Securities Laws (each, a “No Trade Period”), the Company agrees that (i) it will not deliver an Agency Transaction Notice to any Agent and (ii) it will terminate any Agency Transaction Notice that was previously delivered to any Agent. For greater certainty, at any time while an Agency Transaction Notice is pending or effective (and not currently suspended), the Company shall promptly notify the Agents of the commencement of a No Trade Period and suspend any further offering or sale of Shares under the Agency Transaction Notice until the end of the No Trade Period or such longer time period as required by Applicable Securities Laws. For the avoidance of doubt, the time period commencing from and including the date hereof to the issuance of the Company’s and the Partnership’s respective earnings release for the fourth quarter of the 2025 fiscal year (“Q4 2025 Earnings Release”) shall constitute a No Trade Period.

(viii) If the terms of any Agency Transaction as set forth in an Agency Transaction Notice contemplate that the Shares shall be sold on more than one (1) Trading Day, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Transaction Notice.

(ix) The applicable Agent, as sales agent in an Agency Transaction, shall not make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than by methods permitted by law, including (i) by means of ordinary brokers’ transactions that qualify for delivery of the Prospectuses in accordance with Rule 153 under the Act and meet the definition of an “at-the-market-distribution” under Rule 415(a)(4) under the Act, or that constitute an “at-the-market distribution” under NI 44-102 and are made in compliance with NI 44-102, including, without limitation, sales made on or through the Exchanges, or any other marketplace in Canada or the United States where the Exchangeable Shares may be traded or (ii) in block transactions. Each of the Canadian Agents severally (and not jointly) agrees that it shall not, in connection with the distribution of the Shares in an “at-the-market distribution” under NI 44-102, engage in any transactions that are intended to stabilize or maintain the market price of the Exchangeable Shares, including selling an aggregate number of Shares that would result in the Canadian Agent creating an over-allocation position in the Exchangeable Shares.

(x) The compensation to the Agents for sales of the Shares in an Agency Transaction shall be as agreed to by the Company and the Agents from time to time but shall not exceed two percent (2%) of the gross offering proceeds of the Shares sold in such Agency Transaction, which amount shall be paid in the same currency as the sale of the Shares to which it relates (the “Agents Fees”). The applicable Agent shall provide written confirmation to the Company (which may be provided by email to at least one of the Authorized Company Representatives) following the close of trading on each Trading Day on which Shares are sold in an Agency Transaction under this Agreement, setting forth (i) the number of Shares and the average price of Shares sold on such Trading Day (showing the number and the average price of Shares sold on the TSX, on the NYSE or on any other marketplace in Canada or the United States where the Shares may be traded), (ii) the gross offering proceeds received from such sales, (iii) the commission payable by the Company to the applicable Agent with respect to such sales (which commission shall be paid in the same currency as the sale of the Shares to which such commission pertains) and (iv) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales) (the “Net Offering Proceeds”).

(xi) Settlement for sales of the Shares in an Agency Transaction pursuant to this Agreement shall occur on the first Trading Day or such later day as is industry practice for regular-way trading following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the applicable Agent in Agency Transactions for settlement on such date shall be issued and delivered by the Company to the applicable Agent against payment by the applicable Agent to the Company of the Net Offering Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the applicable Agent’s or its designee’s account (provided that the applicable Agent shall have given the Company written notice of such designee prior to the relevant Settlement Date) at CDS Clearing and Depository Services Inc. through its CDSX system for Shares sold in Canada, and at The Depository Trust Company for Shares sold in the United States, or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Shares in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the applicable Agent harmless against any loss, claim, damage, or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the applicable Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default; provided, however, that without limiting Section 5 herein, with respect to (ii) above, the Company shall not be obligated to pay the applicable Agent any commission, discount or other compensation on any Shares that it is not possible to settle due to: (A) a suspension or material limitation in trading in securities generally on either of the Exchanges; (B) a material disruption in securities settlement or clearance services in the United States or Canada; or (C) failure by the applicable Agent to comply with its obligations under the terms of this Agreement.

(b) Maximum Number of Shares. Under no circumstances shall the Company propose to any one of the Agents, or any one of the Agents effect, a sale of Shares in an Agency Transaction pursuant to this Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement to exceed the Maximum Amount, (ii) cause the number of Shares sold to exceed the number of Exchangeable Shares available for offer and sale under the then effective Canadian Prospectus or Registration Statement, or (iii) cause the number of Shares sold pursuant to this Agreement to exceed the number of Shares authorized to be issued and sold from time to time pursuant to this Agreement by the board of directors of the Company and the Partnership, or a duly authorized committee thereof, and notified to the applicable Agent in writing.

(c) Continuing Accuracy of Representations and Warranties. Any obligation of the Agents to use their commercially reasonable efforts to sell the Shares on behalf of the Company as sales agents shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the conditions specified in Section 4 of this Agreement.

3. Agreements of the Company and the Partnership. Each of the Company and the Partnership agrees with the Agents that:

(a) Prospectus and Registration Statement Amendments. After the date of this Agreement and until the completion of the sales contemplated hereunder, (i) the Company and the Partnership will notify the Agents promptly of the time when any subsequent amendment to the Canadian Base Prospectus or the Registration Statement has been filed with any Securities Commission and has become effective or where a Receipt has been issued therefor, as applicable, or any subsequent supplement to the U.S. Prospectus or the Canadian Prospectus has been filed (each, an “Amendment Date”) and of any request by any Securities Commission for any amendment or supplement to the Registration Statement or the Prospectuses or for additional information; (ii) the Company and the Partnership will file promptly all reports and other documents required to be filed by it with the Commission pursuant to Rule 433(d) under the Act and with the Canadian Qualifying Authorities; (iii) the Company and the Partnership will submit to the Agents a copy of any amendment or supplement to the Registration Statement or the Prospectuses (other than a copy of any documents incorporated by reference into the Registration Statement or the Prospectuses) within a reasonable period of time before the filing thereof and will afford the Agents and the Agents’ counsel a reasonable opportunity to comment on any such proposed filing prior to such proposed filing; and (iv) the Company and the Partnership will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or the Prospectuses (provided that the Company and the Partnership shall not be required to deliver documents or information incorporated by reference into the Registration Statement or the Prospectuses of the type contemplated in subsections (ii)-(vi) of the definition of Representation Date set forth in Section 3(n), if such documents are accessible from System for Electronic Data Analysis and Retrieval + (“SEDAR+”) or Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)) and the Company and the Partnership will cause (x) each amendment or supplement to the U.S. Prospectus to be filed with the Commission or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed and (y) each amendment or supplement to the Canadian Prospectus to be filed with the Canadian Qualifying Authorities as required pursuant to the Shelf Procedures or, in the case of any document to be incorporated therein by reference, to be filed with the Canadian Qualifying Authorities as required pursuant to the Canadian Securities Laws, within the time period prescribed.

(b) Notice of Stop Orders. Each of the Company and the Partnership will advise the Agents, promptly after it receives notice thereof, of the issuance by any Securities Commission of any stop order or of any order preventing or suspending the use of the Prospectuses or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto, of the suspension of the qualification of the Shares for offering or sale in the United States or the Canadian Qualifying Jurisdictions, of the initiation or threatening of any proceeding for any such purpose, or of any request by any Securities Commission for the amending or supplementing of the Registration Statement or the Prospectuses or for additional information relating to the Shares. If there is an Agency Transaction Notice that has been issued by the Company that has not been suspended or terminated in accordance with the notice requirements set forth in Section 2(a)(iv) or Section 7, as applicable, the Company and the Partnership will use their commercially reasonable efforts to prevent the issuance of any stop order or any order preventing or suspending the use of the Prospectuses or other prospectus in respect of the Shares or the suspension of any qualification for offering or sale in the United States or the Canadian Qualifying Jurisdictions, and, in the event of the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, the Company and the Partnership, as applicable, will use their commercially reasonable efforts to obtain the lifting or withdrawal of such order as soon as possible. If there is no such outstanding Agency Transaction Notice, then, if, in the Company’s determination and at the Company’s sole discretion, or in the Partnership’s determination and at the Partnership’s sole discretion, as applicable, it is necessary to prevent the issuance of any stop order or have a stop order lifted, the Company and the Partnership will use their commercially reasonable efforts to prevent the issuance of any stop order or any order preventing or suspending the use of the Prospectuses or other prospectus in respect of the Shares or the suspension of any qualification for offering or sale in the United States or the Canadian Qualifying Jurisdictions, and, in the event of the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, the Company or the Partnership, as applicable, will use its commercially reasonable efforts to obtain the lifting or withdrawal of such order as soon as possible.

(c) Delivery of Prospectus; Subsequent Changes. Within the time during which a prospectus relating to the Shares is required to be delivered by the Agents under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 153, Rule 172 or Rule 173(a) under the Act) or the Canadian Securities Laws, each of the Company and the Partnership will comply in all material respects with all requirements imposed upon it by all Applicable Securities Laws, as appropriate and as from time to time in force, and will file or furnish on or before their respective due dates all reports required to be filed or furnished by it with the Commission pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act, if applicable, or any other provision of or under the Exchange Act or with the Canadian Qualifying Authorities pursuant to the Canadian Securities Laws, as appropriate. If during such period any event occurs of which the Company or the Partnership becomes aware and as a result of which the Prospectuses as then amended or supplemented would include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectuses to comply with Applicable Securities Laws, the Company or the Partnership, as applicable, will promptly notify the Agents to suspend the offering of Shares during such period and, if, in the Company’s determination and at the

Company’s sole discretion, or in the Partnership’s determination and at the Partnership’s sole discretion, as applicable, it is necessary to file an amendment or supplement to the Registration Statement or the Prospectuses to comply with Applicable Securities Laws, the Company or the Partnership, as applicable, will promptly prepare and file with the Canadian Qualifying Authorities and the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company or the Partnership, as applicable, will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request.

(d) Delivery of Registration Statement and Prospectuses. The Company and the Partnership will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectuses (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or the Prospectuses that are filed with any Securities Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein) or by the Canadian Qualifying Authorities (including all documents filed with the Canadian Qualifying Authorities during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request; provided, however, the Company and the Partnership shall not be required to furnish any documents to the Agents that are available on SEDAR+ or EDGAR.

(e) Company Information. Each of the Company and the Partnership will furnish to the Agents such information in its possession as is reasonably requested by the Agents as necessary or appropriate to fulfil their obligations as agents pursuant to this Agreement, the Act and Canadian Securities Laws.

(f) [Reserved]

(g) Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated in accordance with Section 6, the Company will pay or cause to be paid all reasonable expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the filing, registration and delivery of the Shares under Canadian Securities Laws and the Act and all other fees or expenses in connection with the preparation and filing of the Canadian Base Prospectus, the Canadian Prospectus Supplement, the Registration Statement and the U.S. Prospectus Supplement, and amendments and supplements to any of the foregoing, and all printing costs associated therewith, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Agents, (iii) all expenses and application fees related to the listing of the Shares on the Exchanges, (iv) the cost of the preparation, issuance and delivery of the Shares, (v) the costs and charges of any trustee, transfer agent, registrar or depositary, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares, (vii) the reasonable and documented out-of-pocket fees, disbursements and other charges of the Agents incurred on or prior to the date hereof in connection with this Agreement, the Registration Statement and the Prospectuses, including, without limitation, the fees and disbursements of Milbank LLP, U.S.

counsel to the Agents, and Goodmans LLP, Canadian counsel to the Agents, provided that such fees, disbursements and other charges of the Agents shall be paid upon receiving an invoice or invoices therefor from the Agents and/or their counsel, as applicable, (viii) the reasonable and documented out-of-pocket fees, disbursements and other charges of the Agents incurred after the date hereof in connection with each Representation Date and/or Time of Sale (without double counting) to which the Company has provided its prior written consent, including, without limitation, the reasonable fees and disbursements of Milbank LLP, U.S. counsel to the Agents, and Goodmans LLP, Canadian counsel to the Agents, provided that such fees, disbursements and other charges of the Agents shall be paid upon receiving an invoice or invoices therefor from the Agents and/or their counsel, as applicable; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 3(g).

(h) Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectuses under “Use of Proceeds”.

(i) Change of Circumstances. During the term of this Agreement, each of the Company and the Partnership will, at any time during a fiscal quarter in which the Company intends to deliver an Agency Transaction Notice to the Agents to sell Shares, advise the Agents promptly after it has received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents pursuant to this Agreement.

(j) Due Diligence Cooperation. The Company and the Partnership will cooperate with any reasonable due diligence review requested by any of the Agents or their counsel from time to time in connection with the transactions contemplated hereby or any Agency Transaction Notice, including, without limitation, at each Representation Date or otherwise as the Agents may reasonably request, including customary management and auditor diligence sessions, providing information and making available documents and appropriate corporate officers of the Company and the Partnership and representatives of the accountants for the Company and the Partnership, during regular business hours, for one or more due diligence sessions with representatives of the Agents and their counsel. The Company and the Partnership will provide any such access and materials to all Agents, unless any such Agent elects not to receive such access or materials.

(k) Clear Market. From the time the Company issues an Agency Transaction Notice until the settlement for sales of all Shares remaining under such Agency Transaction Notice, neither the Company, the Partnership nor any of their controlled affiliates shall offer to sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any Exchangeable Shares, Units or any securities convertible into or exercisable or exchangeable for Exchangeable Shares or Units, or warrants or other rights to acquire Exchangeable Shares or Units or permit the registration under the Act of any Exchangeable Shares or Units, in each case without giving the Agents written notice (which may be via email) at least two business days’ prior to the issuance date of such securities. The foregoing sentence shall not apply to (i) the issuance of Shares to be offered and sold through Agents pursuant to this Agreement; (ii) the issuance or delivery of Exchangeable Shares or Units, as applicable, pursuant to the exchange, redemption or acquisition, as applicable, of Exchangeable Shares, class A.1 exchangeable subordinate voting shares or class A.2 exchangeable subordinate non-voting shares in the capital of Brookfield Renewable Holdings Corporation or redemption-exchange limited partnership units of BRELP outstanding on the date hereof or that are issued on or after the date hereof; (iii) the issuance of Exchangeable Shares or Units or securities convertible into or exercisable or exchangeable for Exchangeable Shares or Units pursuant to a dividend reinvestment plan of the Company or the Partnership, any employee benefit, incentive or stock option or purchase plans or similar plans of the Company or the Partnership, or any directors’ compensation plan of the Company or the Partnership; or to satisfy instruments issued pursuant to a dividend reinvestment plan of the Company or the Partnership, any employee benefit, incentive or stock option or purchase plans or similar plans of the Company or the Partnership; or (iv) the issuance or delivery of Units to satisfy any exchanges of Exchangeable Shares for such Units in accordance with the terms thereof. If notice of a proposed transaction is provided by the Company or the Partnership pursuant to this Section 3(k), the Agents may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Agents.

(l) Affirmation of Representations, Warranties, Covenants and Other Agreements. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following any suspension of sales under Section 2(a)(vii)), and at each Time of Sale, each Settlement Date and each Amendment Date, each of the Company and the Partnership shall be deemed to have affirmed each applicable representation and warranty contained in this Agreement (except only to the extent that any such representation is, by its express terms, limited to a specific date).

(m) Required Filings Relating to Sale of Shares. To the extent required by applicable Canadian Securities Laws and the Exchange Act, in respect of any quarter or year, as applicable, in which sales of Shares were made by the Agents under this Agreement, the Company shall set forth in a filing with regard to the most recent applicable quarter or year, as applicable, the number of Shares and the average selling price of the Shares sold through the Agents under this Agreement, the gross and net proceeds received by the Company from such sales of Shares and the compensation paid by the Company to the Agents with respect to sales of Shares pursuant to this Agreement. For so long as the Shares are listed on the TSX, the Company and the Partnership will provide the TSX with all information it requires with respect to the offering of the Shares within the timelines prescribed by the TSX and, for so long as the Shares are listed on the NYSE, the Company and the Partnership will provide the NYSE with all information it requires with respect to the offering of the Shares within the timelines prescribed by the NYSE.

(n) Representation Dates; Certificate. During the term of this Agreement, each time (and with respect to sub-clause (v) herein, such time that) the Company or the Partnership (i) files the Prospectuses relating to the Shares or amends or supplements the Registration Statement or the Prospectuses relating to the Shares by means of a post-effective amendment or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectuses relating to the Shares; (ii) files or amends an annual report on Form 20-F (other than any immaterial amendment to an annual report on Form 20-F/A) or, without duplication, annual financial statements pursuant to Canadian Securities Laws; (iii) files or amends reports on Form 6-K containing interim financial statements pursuant to Canadian Securities Laws; (iv) files a current report on Form 6-K containing amended financial information (other than (x) information that is “furnished” and not filed, unless such information is incorporated by reference into the Registration Statement, the Disclosure Package or the Prospectus, or (y) any amendment relating to clerical corrections or that is otherwise immaterial in nature); (v) files the Q4 2025 Earnings Release on Form 6-K; or (vi) at any other time reasonably requested by the Agents in connection with the public filing by the Company or the Partnership of material information on SEDAR+ and EDGAR (each date of filing of one or more of the documents referred to in clauses (i) through (v) and at any time reasonably requested pursuant to (vi) above shall be a “Representation Date”), the Company and the Partnership shall furnish the Agents with a certificate, in the form included in Section 4(e), upon execution of this Agreement and within three (3) Trading Days after each Representation Date (without duplication). For the avoidance of doubt, the Company may not deliver an Agency Transaction Notice in the period following a Representation Date and prior to delivery of the certificate as set out in this Section 3(n). The requirement to furnish the certificate described in this Section 3(n) shall be waived for any Representation Date occurring at a time at which no Agency Transaction Notice is pending or in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an Agency Transaction Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company and the Partnership relied on such waiver, then before the Company delivers the Agency Transaction Notice, or the Agents sell any Shares, the Company and the Partnership shall provide the Agents with the certificate set out in this Section 3(n).

(o) Legal Opinions/Negative Assurance Letters.

(i) Upon execution of this Agreement, within two (2) Trading Days after the Representation Date contemplated in Section 3(n)(v) and within three (3) Trading Days after any Representation Date thereafter, the Company and the Partnership shall cause to be furnished to the Agents, dated the date the opinions are so furnished and addressed to the Agents, in form and substance satisfactory to the Agents, acting reasonably, (i) the written opinion of Torys LLP, in their capacity as Canadian and U.S. counsel for the Company and the Partnership, as described in Section 4(f), and other local Canadian counsel, as required, (ii) the written opinion of Appleby (Bermuda) Limited, in their capacity as Bermudan counsel for the Partnership, as described in Section 4(f), and (iii) the written opinion of McMillan LLP, in their capacity as British Columbian counsel for the Company, as described in Section 4(f).

(ii) Within two (2) Trading Days after the Representation Date contemplated in Section 3(n)(v) and within three (3) Trading Days after any Representation Date thereafter, the Company and the Partnership shall cause to be furnished to the Agents, dated the date the opinion is so furnished and addressed to the Agents, in form and substance satisfactory to the Agents, acting reasonably, a negative assurance letter of Torys LLP, in their capacity as U.S. counsel for the Company and the Partnership, as described in Section 4(f).

(iii) For the avoidance of doubt, the Company may not deliver an Agency Transaction Notice in the period following a Representation Date and prior to delivery of the opinions of counsel and negative assurance letter as set out in this Section 3(o). The requirement to furnish the documents set out in this Section 3(o) shall be waived for any

Representation Date occurring at a time at which no Agency Transaction Notice is pending or in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an Agency Transaction Notice hereunder (which for such calendar quarter shall be considered a Representation Date), and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company and the Partnership relied on such waiver, then before the Company delivers the Agency Transaction Notice, or the Agents sell any Shares, the Company and the Partnership shall provide the Agents with each of the documents set out in this Section 3(o).

(p) Company and Partnership Auditor Comfort Letters. Within two (2) Trading Days after the Representation Date contemplated in Section 3(n)(v) and within three (3) Trading Days after each Representation Date thereafter, the Company and the Partnership shall cause their auditors to furnish to the applicable Agents one or more “comfort letters” (collectively, the “Comfort Letter”) dated the date the Comfort Letter is delivered, in form and substance satisfactory to the applicable Agents, acting reasonably, addressed to the applicable Agents, relating to the verification of certain of the financial information relating to (i) the Company and its consolidated subsidiaries and (ii) the Partnership and its consolidated subsidiaries, in each case, that are contained in the Registration Statement and the Prospectuses, as applicable, or incorporated by reference therein, which Comfort Letter shall be based on a review having a cut-off date not more than two (2) business days prior to the date of such letter, (x) stating that such auditors are independent public accountants within the meaning of Canadian Securities Laws and the Act, and that in their opinion the audited financial statements of the Company and the Partnership incorporated by reference in the Registration Statement and the Prospectuses, as applicable, comply as to form in all material respects with the published accounting requirements of Canadian Securities Laws, the Act and with the applicable accounting requirements of Canadian Securities Laws, the Act and the Exchange Act and the related published rules and regulations adopted by the Securities Commissions (the first such letter, the “Initial Comfort Letter”) and (y) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had they been given on such date and modified as necessary to relate to the Registration Statement and the Prospectuses, as applicable, as amended and supplemented to the date of such letter. For the avoidance of doubt, the Company may not deliver an Agency Transaction Notice in the period following a Representation Date and prior to delivery of the Comfort Letter as set out in this Section 3(p). The requirement to furnish the documents set out in this Section 3(p) shall be waived for any Representation Date occurring at a time at which no Agency Transaction Notice is pending or effective, which waiver shall continue until the earlier to occur of the date the Company delivers an Agency Transaction Notice hereunder (which for such calendar quarter shall be considered a Representation Date), and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company and the Partnership relied on such waiver, then before the Company delivers the Agency Transaction Notice or the Agents sell any Shares, the Company and the Partnership shall provide the Agents with the applicable documents set out in this Section 3(p).

(q) Neoen SA Auditor Comfort Letter. Upon execution of this Agreement and within two (2) Trading Days after the Representation Date contemplated in Section 3(n)(v), the Company and the Partnership shall cause Deloitte & Associés, as auditor of Neoen SA, to furnish to the applicable Agents a “comfort letter” (the “Deloitte Comfort Letter”) dated the date the Deloitte Comfort Letter is delivered, in form and substance satisfactory to the applicable Agents, acting reasonably, addressed to Neoen SA and the Agents, in respect of the financial statements of Neoen SA for the years ended December 31, 2023 and 2022 and the six months ended June 30, 2024 and specified financial or statistical information incorporated by reference in the Registration Statement and the Prospectuses, as applicable, which Deloitte Comfort Letter shall be based on a review having a cut-off date not more than two (2) business days prior to the date of such letter, and shall be in addition to the auditors’ report of Deloitte & Associés in respect of Neoen SA incorporated by reference in the Prospectuses. For the avoidance of doubt, the Company may not deliver an Agency Transaction Notice prior to delivery of the Deloitte Comfort Letter as set out in this Section 3(q).

(r) Geronimo Auditor Comfort Letter. Within two (2) Trading Days after the Representation Date contemplated in Section 3(n)(v), the Company and the Partnership shall cause RSM US LLP, as auditor of Geronimo, to furnish to the applicable Agents a “comfort letter” (the “RSM Comfort Letter”) dated the date the RSM Comfort Letter is delivered, in form and substance satisfactory to the applicable Agents, acting reasonably, addressed to Geronimo and the Agents, in respect of the financial statements of Geronimo for the year ended December 31, 2024 and the three months ended March 31, 2025 and specified financial or statistical information contained or incorporated by reference in the Prospectuses, which RSM Comfort Letter shall be based on a review having a cut-off date not more than two (2) business days prior to the date of such letter, and shall be in addition to the auditors’ report of RSM US LLP in respect of Geronimo incorporated by reference in the Prospectuses. For the avoidance of doubt, the Company may not deliver an Agency Transaction Notice prior to delivery of the RSM Comfort Letter as set out in this Section 3(r).

(s) Market Activities. The Company and the Partnership will not, directly or indirectly, (i) take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws or the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Partnership to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than the Agents; provided, however, that the Company may bid for and purchase its Exchangeable Shares and the Partnership may bid for and purchase its Units in accordance with Rule 10b-18 under the Exchange Act or normal course issuer bids under applicable Canadian Securities Laws; provided, further, that, unless otherwise agreed to between the Company and the applicable Agent pursuant to the Agency Transaction Notice (in accordance with Applicable Securities Law), no such bids or purchases shall be made by the Partnership during the period commencing two (2) Trading Days before any sale of Shares pursuant to this Agreement and ending on the date of closing of any sale of Shares pursuant to this Agreement.

(t) Investment Company Act. Each of the Company and the Partnership will conduct its affairs in such a manner so as to reasonably ensure that prior to the termination of this Agreement, it will not be or become required to register as an “investment company” under the Investment Company Act and the rules and regulations of the Commission promulgated thereunder. Upon execution of this Agreement, and annually in connection with the filing of the annual report on Form 20-F by each of the Company and the Partnership, the Company and the Partnership shall cause to be furnished to the Agents, dated the date the opinions are so furnished and addressed to the Agents with respect to the Representation Date for such annual report filings, in form and substance satisfactory to the Agents, acting reasonably, a written opinion of special Investment Company Act counsel for the Company and the Partnership, in form and substance reasonably satisfactory to the Agents.

(u) Offer to Refuse to Purchase. If to the knowledge of the Company or the Partnership any condition set forth in Section 4 of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.

(v) Consent to the Agents’ Trading. The Company and the Partnership consent to the extent permitted under the Act, the Exchange Act, Canadian Securities Laws and the rules of the Exchanges, to the Agents trading in the Exchangeable Shares: (i) for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement; and (ii) for the Agents’ own accounts, provided that in the case of clauses (i) and (ii), by providing such consent, the Company and the Partnership will incur no liability on behalf of the Agents or their clients resulting from such trading activity.

(w) Agents’ Market Activities. For greater certainty, nothing in this Agreement shall restrict any Agent or any of its affiliates from acting as dealer-manager, broker or agent in connection with any normal course issuer bid or other repurchase program of the Company or the Partnership, or from effecting transactions in the Exchangeable Shares or Units in connection with any such program in accordance with Applicable Securities Laws and the rules of the Exchanges; provided that any such activities shall be conducted in a manner designed to ensure compliance with the Applicable Securities Laws and the rules of the Exchanges, and shall not be undertaken for the purpose of stabilizing or maintaining the market price of the Exchangeable Shares or Units or otherwise facilitating the distribution of the Shares under this Agreement.

(x) Actively-Traded Security. The Company shall notify the Agents promptly by an email addressed to each of the respective individuals from each of the Agents set forth on Schedule 1 attached hereto if the Exchangeable Shares cease to qualify as an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule and sales of the Shares shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(y) Distribution of Offering Materials. Neither the Company nor the Partnership has distributed or will distribute, during the term of this Agreement, any offering material, term sheets or “marketing materials” (as defined in National Instrument 41-101 – General Prospectus Requirements) in connection with the offering and sale of the Shares other than the Registration Statement or the Prospectuses reviewed and consented to by the Agents, provided that the Canadian Agents, severally and not jointly, covenant with the Company and the Partnership not to take any action that would result in the Company or the Partnership being required to file with the Canadian Qualifying Authorities any “marketing materials” that otherwise would not be required to be filed by the Company or the Partnership, but for the action of the Canadian Agents.

4. Conditions to the Agents’ Obligations. The obligations of the Agents hereunder are subject to (i) the accuracy of the representations and warranties of the Company and the Partnership on the date hereof, on each Representation Date and as of each Time of Sale, each Settlement Date and at each Amendment Date, (ii) the performance by each of the Company and the Partnership of its obligations hereunder and (iii) the following additional conditions:

(a) U.S. Prospectus Supplement. The U.S. Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing and in accordance with this Agreement and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no order preventing or suspending the use of any prospectus relating to the Exchangeable Shares shall have been issued and no proceeding for any such purposes shall have been initiated or threatened by the Commission and no order, ruling or determination having the effect of ceasing or suspending trading in the Exchangeable Shares or any other securities of the Company or the Partnership shall have been issued.

(b) Canadian Prospectus Supplement. The Canadian Prospectus Supplement shall have been filed with the Canadian Qualifying Authorities under the Shelf Procedures and in accordance with this Agreement and all requests for additional information on the part of the Canadian Qualifying Authorities shall have been complied with to the reasonable satisfaction of the Agents and the Agents’ counsel.

(c) No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectuses, since the date of the most recent audited financial statements of the Company and the Partnership incorporated by reference therein, (A) there has been no change and there is no prospective change that would have a Material Adverse Effect, (B) there have been no transactions entered into by the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities, taken together as a single enterprise, and (C) there has been no dividend or distribution of any kind declared paid or made by the Company or the Partnership on any class or series of their respective securities (other than as publicly disclosed and other than securities of the Company held by the Partnership or BRELP or any of their subsidiaries).

(d) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or the Partnership of any request for additional information from the Securities Commissions or any other federal or state or foreign or other governmental, administrative or self-regulatory authority during the period of effectiveness of the Registration Statement and the Prospectuses, the response to which would require any amendments or supplements to the Registration Statement or the Prospectuses; (ii) the issuance by the Securities Commissions or any other federal or state or foreign or other governmental authority of any stop order suspending the effectiveness of the Registration Statement or the Prospectuses or the initiation of any proceedings for that purpose; (iii) receipt by the Company or the Partnership of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectuses or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectuses or any document incorporated or deemed to be incorporated therein by reference so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of each of the Prospectuses, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s and the Partnership’s reasonable determination, communicated to the Agents in writing, that a post-effective amendment to the Registration Statement or Prospectuses would be appropriate.

(e) Officers’ Certificates. Upon execution of this Agreement and on or before the date on which such delivery is required pursuant to Section 3(n), the Agents shall have received one or more accurate certificates, dated such date and signed on behalf of the Company and the General Partner on behalf of the Partnership, in each case by any two officers satisfactory to the Agents, in form and substance satisfactory to the Agents, acting reasonably, to the effect that the signatory of such certificate has reviewed the Registration Statement, the Prospectuses (including any documents filed under the Exchange Act and Canadian Securities Laws and deemed to be incorporated by reference into the Prospectuses) and to the best knowledge of the signatory, after due investigation:

(i) The representations and warranties of the Company and the Partnership contained in this Agreement are, as of such date, true and correct in all material respects, other than those that are qualified by materiality, which shall be true and correct in all respects, with the same force and effect as if made at and as of the date of execution of this Agreement, except for such representations and warranties that speak solely as of a specific date which were true and correct in all material respects as of such date;

(ii) No order, ruling or determination (excluding temporary trading halts for the dissemination of information) having the effect of ceasing or suspending trading in any securities of the Company or the Partnership has been issued in the United States or any of the Qualifying Jurisdictions and no proceedings for such purpose are pending, contemplated or threatened; and

(iii) Each of the Company and the Partnership has complied with all terms and conditions of this Agreement on its part to be performed or satisfied on or prior to such date.

(f) Legal Opinions/Negative Assurance Letters. The Agents shall have received the opinions of counsel and negative assurance letter to be delivered pursuant to Section 3(o)(i) and (ii) on or before the date on which such delivery of such opinions or negative assurance letter are required pursuant to Section 3(o)(i) and (ii). In addition, on such dates that the opinions required by Section 3(o)(i) are delivered and the negative assurance letter required by Section 3(o)(ii) are delivered, the Agents shall have also received, on the applicable date, the opinion and negative assurance letter of Milbank LLP, U.S. counsel to the Agents, and the opinion of Goodmans LLP, Canadian counsel to the Agents, with respect to such matters as the Agents may reasonably require, it being understood that counsel for the Agents and counsel for the Company and the Partnership may rely upon the opinions of local counsel as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Company and the Partnership, auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors’ rights laws and public policy considerations.

(g) Comfort Letters. The Agents shall have received the Comfort Letter, the Deloitte Comfort Letter and the RSM Comfort Letter required to be delivered pursuant to Sections 3(p), 3(q) and 3(r) on or before the date on which such delivery of such letters are required pursuant to Sections 3(p), 3(q) and 3(r).

(h) Due Diligence. The Company and the Partnership shall have complied with all of their due diligence obligations required pursuant to Section 3(j).

(i) Stock Exchange Listing. (i) The Shares (and the Units issuable on the exchange thereof) shall have been duly authorized for listing on the Exchanges, subject only to notice of issuance at or prior to the applicable Settlement Date or (ii) the Company and the Partnership shall have filed an application for listing of the Shares (and the Units issuable on the exchange thereof) on the Exchanges at, or prior to, the delivery of any Agency Transaction Notice. The Company and the Partnership will maintain the listing of the Shares and the Units, respectively, on the Exchanges and the Company will keep available, at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement.

(j) Securities Act Filings Made. All filings with the Commission required by the Act and required by the Canadian Qualifying Authorities to have been filed prior to the issuance of any Agency Transaction Notice hereunder shall have been made within the applicable time period prescribed for such filing by the Act and Canadian Securities Laws.

(k) FINRA. If a filing with the Financial Industry Regulatory Authority, Inc. (“FINRA”) is required, FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements under this Agreement.

(l) Regulation M. The Exchangeable Shares shall qualify as an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(m) Additional Certificates. Each of the Company and the Partnership shall have furnished to the Agents such certificate or certificates of the Company and the Partnership, as applicable, in addition to those specifically mentioned herein, as the Agents may have reasonably requested as to the accuracy and completeness at each Representation Date of any statement in the Registration Statement or the Prospectuses or any documents filed under the Exchange Act and Canadian Securities Laws and deemed to be incorporated by reference into the Prospectuses, as to the accuracy at such Representation Date of the representations and warranties of the Company and the Partnership herein, as to the performance by the Company and the Partnership of their obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Agents.

(n) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(o) Press Release. Concurrently with the execution of this Agreement, the Company shall have issued and disseminated, and filed with the Canadian Qualifying Authorities in compliance with NI 44-102, a news release (i) announcing that the Company and the Partnership have entered into this Agreement, (ii) indicating that the Prospectus Supplements have been or will be filed and (iii) specifying where and how a purchaser of Shares may obtain a copy of this Agreement and the Prospectus Supplements. Promptly after the execution of this Agreement, and in any event before any sales of Shares are made hereunder, the Company and the Partnership shall file this Agreement with the Canadian Qualifying Authorities in accordance with applicable Canadian Securities Laws.

Notwithstanding the foregoing, the requirements described in this Section 4 shall be waived for any Representation Date occurring at a time at which no Agency Transaction Notice is pending or in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an Agency Transaction Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company and the Partnership relied on such waiver, then before the Company delivers the Agency Transaction Notice, or the Agents sell any Shares, the Company and the Partnership shall comply with the requirements described in this Section 4.

5. Indemnification and Contribution.

(a) Each of the Company and the Partnership shall, jointly and severally, indemnify and hold harmless each of the Agents and the Agent’s directors, officers and employees and each person who controls any Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (for the purposes of this Section 5, the “Indemnified Agent Parties”) from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the distribution of the Shares), costs, damages and expenses (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, in any way caused by or arising directly or indirectly from or in consequence of:

(i) any breach of or default under any representation, warranty, covenant or agreement of the Company or the Partnership in this Agreement or any other document delivered pursuant hereto or thereto, or the failure of the Company or the Partnership to comply with any of its obligations hereunder or thereunder;

(ii) any information or statement in the Registration Statement, the Disclosure Package and the Prospectuses, or any amendments thereto or any other material filed in compliance or intended compliance with Applicable Securities Laws being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any information;

(iii) any untrue statement or alleged untrue statement of a material fact included in the Registration Statement, the Disclosure Package, the Prospectuses, any amendment or supplement to any of the foregoing, or any other material filed in compliance or intended compliance with Applicable Securities Laws, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) the Company or the Partnership not complying with any requirement of Applicable Securities Laws, or any breach or violation or alleged breach or violation of any Applicable Securities Laws or other applicable securities legislation of any jurisdiction; or

(v) any order made or any inquiry, investigation, or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange, or other competent authority (except any such proceeding or order based solely upon the activities of any of the Agents) or any change of law or the interpretation or administration thereof which operates to prevent or restrict the trading in or the distribution of the Shares or any other securities of the Company or the Partnership in the United States or the Canadian Qualifying Jurisdictions,

provided that the Company and the Partnership shall not be liable for indemnification under this Section 5(a) in respect of any liabilities, claims, demands, losses, costs, damages and expenses that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact made in the Registration Statement, the Disclosure Package and the Prospectuses, any amendment or supplement to any of the foregoing, or in any other material so filed in reliance upon and in conformity with information in respect of any of the Agents furnished in writing to the Company and the Partnership by the Agents specifically for inclusion in such document, it being understood and agreed that the only such information furnished by any Agent consists of the “Agent Information” described in Section 5(c) below.

(b) If any of the Indemnified Agent Parties incurs or suffers any loss, claim, demand, damage, cost, expense or liability (other than loss of profit) caused by or arising directly or indirectly by reason of any circumstance described in Section 5(a) in respect of which the Company or the Partnership would be obligated to indemnify pursuant to Section 5(a) and is indemnified (pursuant to a legal obligation or otherwise) in respect thereof by any of the Agents, then such of the Agents who provided such indemnity shall be protected and indemnified by the Company or the Partnership to the extent thereof. It is intended that the rights to indemnity provided in Section 5(a) be held in trust by the Agents for the benefit of the Indemnified Agent Parties other than the Agents.

(c) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, the Partnership, their directors and officers who signed the Registration Statement or the Canadian Prospectus Supplement and each person who controls the Company or the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (for the purposes of this Section 5, the “Indemnified Partnership Parties” and together with the Indemnified Agent Parties, the “Indemnified Parties”) to the same extent as the indemnity set forth in 5(a)(iii) and 5(a)(iv) above, but only with respect to any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Partnership by any Agent expressly for use in the Registration Statement, the Disclosure Package, the Prospectuses or any other material filed in compliance or intended compliance with Applicable Securities Laws, it being understood and agreed that the only such information furnished by any Agent consists of the names of the Agents set forth on the cover page and the following information under the heading “Plan of Distribution” in the U.S. Prospectus Supplement and the Canadian Prospectus Supplement, to the extent applicable, furnished on behalf of each Agent: the first sentence contained in the twelfth paragraph thereunder (the “Agent Information”).

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 5(a) and 5(b) are unavailable, in whole or in part, for any reason to an Indemnified Agent Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, the Company and the Partnership shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Agent Party as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership, on the one hand, and the Agent, on the other hand, from the sale of the Shares; or

(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Partnership, on the one hand, and the Agents, on the other hand, in connection with the matters or things referred to in Section 5(a) which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations, provided that the Agents shall not in any event be liable to contribute, in the aggregate, any amount in excess of any Agents Fees or any portion thereof actually received. The relative benefits received by the Company and the Partnership, on the one hand, and the Agents, on the other hand, shall be deemed to be in the same ratio as the total proceeds from the sale of the Shares (net of the Agents Fees payable to the Agents but before deducting expenses) received by the Company is to the Agents Fees received by the Agents. The relative fault of the Company and the Partnership on the one hand and of the Agents on the other hand shall be determined by reference to, among other things, whether the matters or things referred to in Section 5(a) that resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Company or the Partnership or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Agents and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Section 5(a). The amount paid or payable by an Indemnified Agent Party as a result of the liabilities, claims, demands, losses, costs, damages and expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Agent Party in connection with investigating or defending any such liabilities, claims, demands, losses, costs, damages and expenses, whether or not resulting in an action, suit, proceeding or claim. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by any method of allocation which does not take into account the equitable considerations referred to in this Section 5(d). Notwithstanding the provisions of this Section 5(d), in no event shall an Agent be required to contribute any amount in excess of the amount by which the total Agent Fees received by such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective number of Shares they have sold hereunder, and not joint.

(e) If any claim contemplated by this Section 5 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Company and the Partnership or the Agents, as applicable (referred to interchangeably for purposes of this Section 5 as the “Indemnifying Party”) of the nature of such claim (provided that any failure to so notify promptly shall relieve the Indemnifying Party of liability under this Section 5 only to the extent that such failure prejudices the ability of the Indemnifying Party to defend such claim), and the Indemnifying Party shall, subject as hereinafter provided, be entitled (but not required) to assume the defence of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defence shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Indemnifying Party or any Indemnified Party in respect of any Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party fails to assume the defence of such suit on behalf of the Indemnified Party within a reasonable period of time; (ii) the employment of such counsel has been authorized in writing by the Indemnifying Party; or (iii) the named parties to any such suit or proceeding include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have received a written opinion from counsel that there may be one or more legal defences available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defence of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party, it being understood, however, the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any action or suit effected without its written consent. It is the intention of the Company and the Partnership to constitute each of the Agents as trustees for the Agents’ directors, officers, employees, affiliates and persons who control any of the Agents, of the covenants of the Company and the Partnership under Section 5(a) with respect to the Indemnified Agent Parties and the Agents agree to accept such trust and to hold and enforce such covenants on behalf of such persons. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(f) Each of the Company and the Partnership waives all right of contribution by statute or common law which it may have against the Agents in respect of losses, claims, costs, damages or liabilities which it may sustain as a direct or indirect consequence of the Registration Statement, the Disclosure Package, the Prospectuses, any amendment or supplement to any of the foregoing, or any other material filed in compliance or intended compliance with Applicable Securities Laws or any other document containing or being alleged to contain a misrepresentation; provided that such right against any one of the Agents is not waived in respect of losses, claims, demands, costs, damages, expenses or liabilities sustained as a direct or indirect consequence of the Canadian Prospectus or any other document containing a misrepresentation of which such Agent was aware of at the time it signed the Canadian Prospectus or any amendment to the Canadian Prospectus or a misrepresentation made in reliance upon and in conformity with “Agent Information” described in Section 5(c).

(g) The rights provided in this Section 5 shall be in addition to and not in derogation of any other right which the Agents may have by statute or otherwise at law.

6. Termination.

(a) The Company and the Partnership may terminate this Agreement in their sole discretion at any time upon giving prior written notice to the Agents. Any such termination shall be without liability of any party to the other parties, except that (i) with respect to any pending sale, the obligations of the Company and the Partnership, including, without limitation, in respect of compensation of the Agents, and the obligations of the Agents in respect of such pending sale shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 1 (Representations and Warranties), 3(g) (Expenses), 5 (Indemnification and Contribution), 7(b) (Applicable Law), 7(c) (Submission to Jurisdiction), 7(f) (Representations and Indemnities to Survive) and 7(l) (Waiver of Jury Trial) of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Any Agent may terminate its obligations under this Agreement solely with respect to such Agent in its sole discretion at any time upon giving prior written notice to the Company and the Partnership. Any such termination shall be without liability of any party to another party, except that (i) with respect to any pending sale, the obligations of the Company and the Partnership, including, without limitation, in respect of compensation of the Agents, and the obligations of the Agents in respect of such pending sale shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 1 (Representations and Warranties), 3(g) (Expenses), 5 (Indemnification and Contribution), 7(b) (Applicable Law), 7(c) (Submission to Jurisdiction), 7(f) (Representations and Indemnities to Survive) and 7(l) (Waiver

of Jury Trial) of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) Unless previously terminated pursuant to this Section 6, this Agreement shall remain in full force and effect until the earliest to occur of (i) termination of this Agreement pursuant to Section 6(a) or 6(b) above or otherwise by mutual written agreement of the parties, (ii) such date that the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement equals the Maximum Amount and (iii) February 24, 2027 (such date being the expiration date of the Canadian Base Prospectus) in each case except that (x) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, and the obligations of the Agents in respect of such pending sale shall remain in full force and effect notwithstanding such termination; and (y) the provisions of Sections 1 (Representations and Warranties), 3(g) (Expenses), 5 (Indemnification and Contribution), 7(b) (Applicable Law), 7(c) (Submission to Jurisdiction), 7(f) (Representations and Indemnities to Survive) and 7(l) (Waiver of Jury Trial) of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company and the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of this Agreement.

7. Miscellaneous.

(a) No Advisory or Fiduciary Responsibility. The Company and the Partnership acknowledge and agree that: (i) the sale of the Shares pursuant to this Agreement, including the determination of the terms of the offering and any related commissions, is an arm’s-length commercial transaction between the Company and the Partnership, on the one hand, and the several Agents, on the other hand, and the Company and the Partnership are each capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the offer and sale of the Shares as contemplated hereby and the process leading to such transaction, the Agents owe no fiduciary duties to the Company, the Partnership or their respective affiliates, stockholders, creditors, employees or any other party; (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Partnership with respect to the offer and sale of the Shares as contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company or the Partnership on other matters) and no Agent has any obligation to the Company or the Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Partnership and that the several Agents have no obligation to disclose to the Company or the Partnership any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company and the Partnership hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Partnership may have against the several Agents with respect to any breach or alleged breach of fiduciary duty.

(b) Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. Each of the Company and the Partnership hereby submits to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York and the federal and provincial courts in the Province of Ontario in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Partnership irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York and the federal and provincial courts in the Province of Ontario and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of the Company and the Partnership irrevocably appoints Brookfield Power US Holding America Co. as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company and/or the Partnership, as applicable, by the person serving the same to the address provided in Section 7(g), shall be deemed in every respect effective service of process upon the Company and/or the Partnership, as applicable, in any such suit or proceeding. Each of the Company and the Partnership further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven (7) years from the date of this Agreement.

(d) Judgment Currency. The obligation of the Company and the Partnership in respect of any sum due to any Agent in United States dollars shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Agent may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Agent hereunder, the Company and the Partnership agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent against such loss. If the United States dollars so purchased are greater than the sum originally due to such Agent hereunder, such Agent agrees to pay to the Company or the Partnership, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Agent hereunder.

(e) Compliance with USA Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and addresses of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

(f) Representations and Indemnities to Survive. The representations and warranties contained in this Agreement or in documents submitted pursuant to this Agreement and in connection with the transactions contemplated hereby shall survive delivery of and payment for the Shares; provided that with respect to any action brought in any court of competent jurisdiction in Canada such representations and warranties shall continue in full force and effect for three years from such date of the issuance of the Shares.

(g) Notices. Any notices or other communication that may be required or desired to be given pursuant to this Agreement may be given in writing by telecopier or by hand delivery, delivery or other charges prepaid, and:

(i) in the case of notice to the Company and the Partnership, be addressed to:

Brookfield Renewable Corporation
250 Vesey Street, 15th Floor
New York, NY 10281

Attention:	Jennifer Mazin
Telecopy:	[Redacted]
Email:	[Redacted]

Brookfield Renewable Partners L.P.
73 Front Street, 5th Floor
Hamilton, HM 12
Bermuda

Attention:	Jane Sheere
Telecopy:	[Redacted]
Email:	[Redacted]

with a copy (which shall not constitute notice) to:

Torys LLP
1114 Avenue of the Americas
23rd Floor
New York, New York 10036-7703
U.S.A.

Attention:	Mile Kurta and Chris Bornhorst
Telecopy:	[Redacted]
Email:	[Redacted] and [Redacted]

(ii) in the case of notice to the Agents, be addressed to:

BMO Nesbitt Burns Inc.
First Canadian Place

100 King Street West, 5th Floor
Toronto, ON M5X 1H3

Attention:	Peter Miller
Managing Director, Co-Head of Global ECM
Email:	[Redacted]

BMO Capital Markets Corp.
151 West 42nd Street, 9th Floor
New York, NY 10036

Attention:	Peter Miller
Managing Director, Co-Head of Global ECM
Email:	[Redacted]

TD Securities Inc.
66 Wellington Street West, 9th Floor
Toronto, ON M5K 1A2

Attention:	Kosta Galanis
Managing Director, Head of Canadian Equity Capital Markets
Email:	[Redacted]

TD Securities (USA) LLC
1 Vanderbilt Avenue, 11th Floor
New York, NY 10017

Attention:	Kosta Galanis
Managing Director, Head of Canadian Equity Capital Markets
Email:	[Redacted]

with copies (which shall not constitute notice) to:

Goodmans LLP
Bay Adelaide Centre
333 Bay Street, Suite 3400
Toronto, Ontario
M5H 2S7

Attention:	Bill Gorman and Emily Ting
Telecopy:	[Redacted]
Email:	[Redacted] and [Redacted]

- and -

Milbank LLP
55 Hudson Yards
New York, New York 10001

Attention:	Paul Denaro
Telecopy:	[Redacted]
Email:	[Redacted]

(h) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(i) Counterparts. This Agreement may be executed in several counterparts by facsimile or electronic PDF copy, each of which when so executed shall be deemed to be an original but which together will constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and

Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j) Entire Agreement. This Agreement (including all schedules attached hereto and Agency Transaction Notices issued pursuant hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

(k) Severability. If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

(l) Waiver of Jury Trial. Each of the Company, the Partnership and each of the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(m) Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 5 hereof, and no other person will have any right or obligation hereunder.

(n) Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(o) Time. Time shall be of the essence of this Agreement.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company, the Partnership and the Agents.

Very truly yours,

BROOKFIELD RENEWABLE CORPORATION

Per:	/s/ Patrick Taylor
Name: Patrick Taylor
Title: Chief Financial Officer

BROOKFIELD RENEWABLE PARTNERS L.P.,
by its general partner, Brookfield Renewable Partners Limited

Per:	/s/ James Bodi
Name: James Bodi
Title: President

Confirmed as of the date first above mentioned:

BMO Nesbitt Burns Inc.

By:	/s/ David Dal Bello
Name: David Dal Bello
Title: Global Co-Head PU&I

BMO Capital Markets Corp.

By:	/s/ Brad Pavelka
Name: Brad Pavelka
Title: Managing Director

TD Securities Inc.

By:	/s/ John Kroeker
Name: John Kroeker
Title: Managing Director

TD Securities (USA) LLC

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

SCHEDULE 1

AUTHORIZED COMPANY REPRESENTATIVES

The Authorized Company Representatives are:

Name	E-mail Address	Telephone Number

Patrick Taylor	[Redacted]	[Redacted]

Julian Deschâtelets	[Redacted]	[Redacted]

Jesse Stoddart	[Redacted]	[Redacted]

Anthony Bavaro	[Redacted]	[Redacted]

AUTHORIZED CANADIAN AGENT REPRESENTATIVES

The Authorized Agent Representatives of BMO Nesbitt Burns Inc. are as follows:

Name	E-mail Address	Telephone Number

Jeff Watchorn	[Redacted]	[Redacted]

David Dal Bello	[Redacted]	[Redacted]

Peter Miller	[Redacted]	[Redacted]

James Ehrensperger	[Redacted]	[Redacted]

Derek Ha	[Redacted]	[Redacted]

Jack Wang	[Redacted]	[Redacted]

Jenny Min	[Redacted]	[Redacted]

Eddy Gao	[Redacted]	[Redacted]

The Authorized Agent Representatives of TD Securities Inc. are as follows:

Name	E-mail Address	Telephone Number

John Kroeker	[Redacted]	[Redacted]

Paul Mastrodicasa	[Redacted]	[Redacted]

Ashley Wiley	[Redacted]	[Redacted]

Kosta Galanis	[Redacted]	[Redacted]

Adam Potvin	[Redacted]	[Redacted]

Attilio Braga	[Redacted]	[Redacted]

Fraser Marr	[Redacted]	[Redacted]

AUTHORIZED U.S. AGENT REPRESENTATIVES

The Authorized Agent Representatives of BMO Capital Markets Corp. are as follows:

Name	E-mail Address	Telephone Number

Jeff Watchorn	[Redacted]	[Redacted]

David Dal Bello	[Redacted]	[Redacted]

Peter Miller	[Redacted]	[Redacted]

James Ehrensperger	[Redacted]	[Redacted]

Derek Ha	[Redacted]	[Redacted]

Jack Wang	[Redacted]	[Redacted]

Jenny Min	[Redacted]	[Redacted]

Eddy Gao	[Redacted]	[Redacted]

The Authorized Agent Representatives of TD Securities (USA) LLC are as follows:

Name	E-mail Address	Telephone Number

John Kroeker	[Redacted]	[Redacted]

Paul Mastrodicasa	[Redacted]	[Redacted]

Ashley Wiley	[Redacted]	[Redacted]

Kosta Galanis	[Redacted]	[Redacted]

Adam Potvin	[Redacted]	[Redacted]

Attilio Braga	[Redacted]	[Redacted]

Fraser Marr	[Redacted]	[Redacted]